Exhibit 1.1

CHIMERA INVESTMENT CORPORATION

9.000% Senior Notes due 2029

UNDERWRITING AGREEMENT

May 15, 2024

UNDERWRITING AGREEMENT

May 15, 2024

MORGAN STANLEY & CO. LLC

RBC CAPITAL MARKETS, LLC

UBS SECURITIES LLC

WELLS FARGO SECURITIES, LLC

KEEFE, BRUYETTE & WOODS, INC.

PIPER SANDLER & CO.

As Representatives of the several Underwriters named in Schedule A

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

c/o RBC Capital Markets, LLC

Brookfield Place

200 Vesey Street, 8th Floor

New York, New York 10281

c/o UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

c/o Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

c/o Keefe, Bruyette & Woods, Inc.

787 Seventh Avenue, 4th Floor

New York, New York 10019

c/o Piper Sandler & Co.

1251 Avenue of the Americas, 6th Floor

New York, New York 10020

Ladies and Gentlemen:

Chimera Investment Corporation, a Maryland corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A annexed hereto (the “Underwriters”), for whom Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, UBS Securities LLC, Wells Fargo Securities, LLC, Keefe, Bruyette & Woods, Inc. and Piper Sandler & Co. are acting as the representatives (the “Representatives”), $65,000,000 principal amount of its 9.000% Senior Notes due 2029 (the “Firm Securities”), to be issued pursuant to the provisions

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of the base indenture, dated as of April 13, 2020 (the “Base Indenture”), as supplemented by the second supplemental indenture, to be dated as of May 22, 2024 (the “Second Supplemental Indenture”, and together with the Base Indenture, the “Indenture”), each by and between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”). In addition, the Company proposes to grant to the Underwriters the option to purchase from the Company up to an additional $9,750,000 aggregate principal amount of its 9.000% Senior Notes due 2029 (the “Additional Securities”) to cover over-allotments, if any, upon the terms and conditions set forth in Section 1 hereof. The Firm Securities and the Additional Securities are hereinafter collectively sometimes referred to as the “Securities.” To the extent there are no additional Underwriters named in Schedule A other than the Representatives, the term Representatives as used herein shall mean the Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires.

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File No. 333-261462), as amended, including a base prospectus (the “Base Prospectus”), with respect to the Securities, and which incorporates by reference documents which the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”), which registration statement became effective upon filing under Rule 462(e) of the Securities Act. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement (the “Prospectus Supplement”) to the Base Prospectus included as part of such registration statement setting forth the terms of the offering, sale and plan of distribution of the Securities and additional information concerning the Company and its business. The Company has furnished to the Representatives, for use by the Underwriters and by dealers, copies of one or more preliminary prospectuses, containing the Base Prospectus included as part of such registration statement, as supplemented by a preliminary Prospectus Supplement, and including the documents incorporated by reference in such Base Prospectus or preliminary Prospectus Supplement (each, a “Preliminary Prospectus”), relating to the Securities. Except where the context otherwise requires, such registration statement, as amended when it became effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act (the “Securities Act Regulations”), collectively, are herein called the “Registration Statement.” The Base Prospectus, including all documents incorporated by reference therein, included in the Registration Statement, as supplemented by the Prospectus Supplement, in the form filed by the Company with the Commission pursuant to Rule 424(b) and Rule 430B under the Securities Act on or before the second Business Day (as defined below) following the date of this Agreement (or on such other day as the parties may mutually agree), is herein called the “Prospectus.” The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to Rule 430B is referred to as “Rule 430B Information.” Any reference herein to the Registration Statement, the Prospectus, any Preliminary Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Prospectus or any Preliminary

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Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus, any Preliminary Prospectus or to any amendment or supplement to any of the foregoing shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System (“EDGAR”), and such copy shall be identical in content to any Prospectus or Preliminary Prospectus delivered to the Underwriters for use in connection with the offering of the Securities, except to the extent permitted by Regulation S-T.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any Preliminary Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by Securities Act Regulations to be a part of or included in the Registration Statement, any Preliminary Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Exchange Act which is incorporated by reference in the Registration Statement, such Preliminary Prospectus or the Prospectus, as the case may be.

The Company and the Underwriters agree as follows:

1. Sale and Purchase. Upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Firm Securities to the Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase from the Company the respective aggregate principal amount of Firm Securities set forth in Schedule A annexed hereto opposite its name at the purchase price of 96.85% of the principal amount thereof, plus accrued interest, if any, from May 22, 2024 to the time of purchase. The Company is advised by the Representatives that the Underwriters intend (i) to make a public offering of the Securities as soon as the Underwriters deem advisable after this Agreement has been executed and delivered and (ii) initially to offer the Firm Securities upon the terms set forth in the Prospectus. The Underwriters may from time to time increase or decrease the public offering price after the initial public offering to such extent as they may determine.

In addition, the Company hereby grants to the Underwriters the option to purchase, and upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company ratably in accordance with the amount of Firm Securities to be purchased by each of them, all or a portion of the Additional Securities as may be necessary to cover over-allotments made in connection with the offering of the Firm Securities at the purchase price to be paid by the Underwriters to the Company for the Firm Securities, plus interest accrued from the time of purchase to the additional time of purchase (as defined below), subject to adjustment in accordance with Section 8 hereof. This option may be exercised by the Representatives on behalf of the Underwriters at any time and from time to time on or before the thirtieth day following the date hereof, by written notice to the Company. Each such notice shall set forth the aggregate principal amount of Additional Securities as to which the option is being exercised and the date and time when Additional Securities are to be delivered (any such date and time being herein referred to as

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an “additional time of purchase”); provided, however, that an additional time of purchase shall not be (i) earlier than the time of purchase (as defined below) or (ii) later than the tenth Business Day after the date on which the option shall have been exercised. The principal amount of Additional Securities to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate principal amount of Additional Securities being purchased as the amount of Firm Securities set forth opposite the name of such Underwriter on Schedule A hereto bears to the aggregate principal amount of Firm Securities (subject, in each case, to such adjustment as the Representatives may determine to ensure that the Additional Securities are issued in minimum denominations of $25 and whole multiples of $25 in excess thereof). As used herein “Business Day” shall mean a day on which the New York Stock Exchange (the “NYSE”) is open for trading and commercial banks in the City of New York are open for business.

2. Payment and Delivery. Payment of the purchase price for the Firm Securities shall be made to the Company by federal funds wire transfer against delivery of the Firm Securities to the Representatives through the facilities of the Depository Trust Company (“DTC”) for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on May 22, 2024 (unless another time shall be agreed to by the Representatives and the Company or unless postponed in accordance with the provisions of Section 8 hereof). The time at which any such payment and delivery are actually made is herein sometimes called the “time of purchase.” Delivery of the Firm Securities and Additional Securities shall be made through the facilities of the DTC and shall be in global form, as one or more global notes representing the Securities, unless the Representatives shall otherwise instruct. The Firm Securities so to be delivered or evidence of their issuance will be made available for checking at least 24 hours prior to the time of purchase. Payment of the purchase price for Additional Securities shall be made at each additional time of purchase in the same manner and at the same office as the payment for the Firm Securities. The Additional Securities being purchased on each additional time of purchase or evidence of their issuance will be made available for checking at a reasonable time in advance of such additional time of purchase.

3. Representations and Warranties of the Company. The Company represents and warrants to each of the Underwriters as of the date hereof, the Applicable Time referred to in Section 3(d), as of the time of purchase and, if applicable, at each additional time of purchase that:

(a) (1) At the time the Registration Statement was initially filed, (2) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act or otherwise (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (3) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the Securities Act and (4) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act (“Rule 405”), including not having been and not being an “ineligible issuer” as defined in Rule 405. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement”. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to the use of the automatic shelf registration statement form.

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At the time the Registration Statement was initially filed, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.

(b) The Registration Statement became effective upon filing under Rule 462(e) of the Securities Act on December 2, 2021 and any post-effective amendment thereto also became effective upon filing under Rule 462(e). The Company has not received, and has no notice of, any order of the Commission preventing or suspending the use of the Registration Statement or any post-effective amendment thereto, or threatening or instituting proceedings for that purpose. Any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed. The Prospectus Supplement has been or will be so prepared and will be filed pursuant to Rule 424(b) of the Securities Act on or before the second Business Day following the date of this Agreement or on such other day as the parties may mutually agree. The Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act. Copies of the Registration Statement, the Preliminary Prospectus and the Prospectus, any such amendments or supplements and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement (including one fully executed copy of each of the Registration Statement and of each amendment thereto for the Underwriters) have been delivered to the Underwriters and their counsel (except for documents incorporated by reference that have otherwise been filed and are publicly available on EDGAR). The Company has not distributed any offering material in connection with the offering or sale of the Securities other than the Registration Statement, the Preliminary Prospectus, the Prospectus, Issuer General Use Free Writing Prospectuses (as defined below) or any other materials, if any, permitted by the Securities Act.

(c) Each part of the Registration Statement, and any post-effective amendment thereto, when such part became effective and at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the Securities Act or was or is filed with the Commission, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at the time of purchase and, if applicable, at each additional time of purchase, conformed or will conform in all material respects with the requirements of the Securities Act and the Trust Indenture Act of 1939 (the “Trust Indenture Act”). Each part of the Registration Statement, and any post-effective amendment thereto, when such part became effective and at each deemed effective date with respect to the Underwriters or when such part was or is filed with the Commission, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, any Preliminary Prospectus and any amendment or supplement thereto, at their respective times of issuance and at the time of purchase and, if applicable, at each additional time of purchase, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the foregoing shall not apply to statements in, or omissions from, any such document in reliance upon, and in conformity with, written information concerning the Underwriters that was furnished in writing to the Company by the Representatives on behalf of the several Underwriters specifically for use in the preparation thereof.

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(d) As of the Applicable Time neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the Term Sheet (as defined herein) and the Statutory Prospectus (as defined below) as of the Applicable Time, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 4:30 P.M. (New York City time) on May 15, 2024 or such other time as agreed by the Company and the Representatives.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained or required to be retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by it being specified in Schedule B hereto, including, without limitation, the Term Sheet.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Statutory Prospectus” as of any time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein.

The Company will prepare a final term sheet (the “Term Sheet”) containing only a description of the final terms of the Securities and their offering, in a form approved by the Underwriters and attached as Schedule B hereto, and acknowledges that the Term Sheet is an Issuer General Use Free Writing Prospectus and will comply with its related obligations set forth in Section 3 hereof. The Company will furnish to each Underwriter, without charge, copies of the Term Sheet promptly upon its completion.

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Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.

(e) The documents incorporated by reference in the Registration Statement, the Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, when they were or are filed with the Commission under the Securities Act or the Exchange Act, as the case may be, conformed or will conform in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable and, when read together with the other information in the Registration Statement, the General Disclosure Package and the Prospectus (as applicable), (i) at the time the Registration Statement became effective, (ii) at the earlier of time the Prospectus was first used and the date and time of the first contract of sale of Securities in this offering and (iii) at the Applicable Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(f) The consolidated financial statements of the Company, together with the related schedules and notes thereto, set forth or included or incorporated by reference in the Registration Statement, the General Disclosure Package, and the Prospectus are accurate in all material respects and fairly present the financial condition of the Company on a consolidated basis as of the dates indicated and the results of operations, changes in financial position, stockholders’ equity and cash flows for the periods therein specified are in conformity with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise stated therein). The selected financial and statistical data included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein and, to the extent based upon or derived from the financial statements, have been compiled on a basis consistent with the financial statements presented therein. No other financial statements are required to be set forth or to be incorporated by reference in the Registration Statement or the Prospectus under the Securities Act. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(g) The Preliminary Prospectus was, and the Prospectus and the General Disclosure Package delivered to the Underwriters for use in connection with this offering will be, identical to the versions of the Preliminary Prospectus, Prospectus and the General Disclosure Package, respectively, created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.

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(h) The Company has been duly formed and incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or assets or the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business, assets, properties, prospects, financial condition or results of operation of the Company and the Subsidiaries taken as a whole (a “Material Adverse Effect”), and has full corporate power and authority necessary to own, hold, lease and/or operate its assets and properties, to conduct the business in which it is engaged and as described in the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, and the Company is in compliance in all material respects with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions.

(i) Each subsidiary of the Company (each, a “Subsidiary” and, together, the “Subsidiaries”) has been duly formed or incorporated and is validly existing as a limited liability company or corporation in good standing under the laws of the jurisdiction of its incorporation or formation, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or assets or the conduct of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect, and has full corporate or limited liability company power and authority necessary to own, hold, lease and/or operate its assets and properties, to conduct the business in which it is engaged and as described in the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, and each of the subsidiaries is in compliance in all material respects with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions.

(j) The Company has no “significant subsidiaries” (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act) other than Chimera RMBS Whole Pool LLC, Chimera RMBS LLC, Chimera RR Holding LLC and CIM Trading Company LLC and, except for the equity of the Subsidiaries, does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity, other than interests in Kah Capital Management, LLC. Complete and correct copies of the articles of incorporation and of the bylaws of the Company and all amendments thereto have been delivered to the Representatives (or otherwise made available on EDGAR) and, except as set forth in the exhibits to, or incorporated by reference into, the Registration Statement, no changes therein will be made subsequent to the date hereof and prior to the time of purchase or, if applicable, each additional time of purchase.

(k) Neither the Company nor any of the Subsidiaries is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would result in any breach of, or constitute a default under), (i) its articles of incorporation or bylaws or operating agreement, as applicable or (ii) any obligation, agreement, covenant or condition contained in any contract, license, repurchase agreement, indenture, mortgage, deed of trust, bank loan or credit agreement, note, lease or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which it is a party or by which it or any of its assets or properties may be bound or affected, the effect of which breach or default under this clause (ii) could have a Material Adverse Effect. The execution, delivery and performance of this Agreement and the Indenture, the issuance and sale of the Securities and the consummation of the transactions contemplated hereby, will not conflict with, or result in any breach of, constitute a default under or a Repayment Event (as

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defined below) under (nor constitute any event which with notice, lapse of time, or both would result in any breach of, constitute a default under or a Repayment Event under), (i) any provision of the articles of incorporation or bylaws of the Company or operating agreement of any Subsidiary, (ii) any provision of any contract, license, repurchase agreement, indenture, mortgage, deed of trust, bank loan or credit agreement, note, lease or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their assets or properties may be bound or affected, the effect of which could have a Material Adverse Effect, or (iii) under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any Subsidiary. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.

(l) All of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right.

(m) This Agreement has been duly authorized, executed and delivered by the Company.

(n) The Base Indenture has been duly qualified under the Trust Indenture Act. The Indenture has been duly authorized by the Company and, when the Second Supplemental Indenture has been duly executed and delivered in accordance with its terms by each of the parties thereto, the Indenture will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights generally or by equitable principles of general applicability.

(o) The descriptions of the Indenture and the Securities set forth under the heading “Description of the Notes” in the Prospectus Supplement and “Description of the Debt Securities” in the Base Prospectus, insofar as such statements purport to summarize certain provisions of the Securities and the Indenture, provide a fair summary of such provisions.

(p) The Securities will be in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the time of purchase, or any additional time of purchase, as the case may be, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles; and the Securities conform in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus.

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(q) No approval, authorization, consent or order of or filing with any national, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Securities, the execution of the Indenture or the consummation by the Company of the transaction contemplated hereby other than (i) registration of the Securities under the Securities Act, (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Securities are being offered by the Underwriters and (iii) such approvals as are expected to be obtained in connection with the approval of the listing of the Securities on the NYSE.

(r) No person, as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act (each, a “Person”), has the right, contractual or otherwise, to cause the Company to issue to it any shares of capital stock or other securities of the Company upon the issue and sale of the Securities to the Underwriters hereunder, nor does any Person have preemptive rights, co-sale rights, rights of first refusal or other rights to purchase or subscribe for any of the Securities or shares of any other capital stock or any securities or obligations convertible into or exchangeable for, or any contracts or commitments to issue or sell any of, the Securities or shares of any other capital stock or any options, rights or convertible securities or obligations, other than those that have been expressly waived prior to the date hereof.

(s) Ernst & Young LLP (the “Accountants”), whose report on the financial statements of the Company is filed with the Commission as part of the Registration Statement and the Prospectus, are and, during the periods covered by their reports, were independent public accountants as required by the Securities Act.

(t) Each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary permits, authorizations, consents and approvals from other Persons, in order to conduct their respective business as described in the General Disclosure Package and the Prospectus, except as such as could not have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries is required by any applicable law to obtain accreditation or certification from any governmental agency or authority in order to provide the products and services which it currently provides or which it proposes to provide as set forth in the General Disclosure Package and the Prospectus, except as such as could not have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries is in violation of, or in default under, any such license, permit, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries, the effect of which could have a Material Adverse Effect.

(u) The descriptions in the Registration Statement, the General Disclosure Package and the Prospectus of the legal or governmental proceedings, contracts, leases and other legal documents therein described present fairly the information required to be shown, and there are no legal or governmental proceedings, contracts, leases, or other documents of a character required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required. All agreements between the Company and third parties and any of the Subsidiaries and third parties expressly referenced in the General Disclosure Package and Prospectus are legal, valid and binding obligations of the Company or the Subsidiary party thereto, as applicable, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles.

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(v) There are no actions, suits, claims, investigations, inquiries or proceedings pending or, to the best of the Company’s knowledge, threatened to which the Company or any of the Subsidiaries or any of their respective officers or directors is a party or of which any of their respective properties or other assets is subject at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which could result in a judgment, decree or order having a Material Adverse Effect.

(w) Except as otherwise may be disclosed therein, subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package (including as of the Applicable Time), and the Prospectus, there has not been (i) any material adverse change, or any development which would reasonably be expected to cause a material adverse change, in the business, properties or assets described or referred to in the Registration Statement, the General Disclosure Package, or the Prospectus, or the results of operations, condition (financial or otherwise), net worth, business, prospects or operations of the Company and the Subsidiaries taken as a whole, (ii) any transaction which is material to the Company and the Subsidiaries, taken as a whole, except transactions in the ordinary course of business, (iii) any obligation, direct or contingent, which is material to the Company and the Subsidiaries taken as a whole, incurred by the Company or any Subsidiary, except obligations incurred in the ordinary course of business, (iv) any change in the capital stock or, except in the ordinary course of business, outstanding indebtedness of the Company or any Subsidiaries, or (v) except for (1) regular quarterly dividends on the Common Stock in a manner consistent with past practice and (2) dividends on the Company’s 8.00% Series A Cumulative Redeemable Preferred Stock, 8.00% Series B Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, 7.75% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, 8.00% Series D Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock and any dividend or distribution of any kind declared, paid or made by the Company or any Subsidiary on any class of its capital stock. Neither the Company nor any Subsidiary has any material contingent obligation which is not disclosed in the Registration Statement, the General Disclosure Package, or the Prospectus.

(x) There are no Persons with registration or other similar rights to have any equity or debt securities, including securities which are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act.

(y) The Company does not have any issued and outstanding preferred stock, other than the 5,800,000 shares of 8.00% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share, 13,000,000 shares of 8.00% Series B Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, $0.01 par value per share, 10,400,000 shares of 7.75% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, $0.01 par value per share, and 8,000,000 shares of 8.00% Series D Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, $0.01 par value per share. Neither the Company nor any of the Subsidiaries (i) have failed to pay any dividend or sinking fund installment on preferred stock or (ii) have defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long term leases, which defaults would have a Material Adverse Effect on the financial position of the Company and the

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Subsidiaries, taken as a whole. The Company has not filed a report pursuant to Section 13(a) or 15(d) of the Exchange Act, since the filing of its last Annual Report on Form 10-K, indicating that it (i) has failed to pay any dividend or sinking fund installment on preferred stock or (ii) has defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long term leases, which defaults would have a Material Adverse Effect on the financial position of the Company.

(z) Neither the Company nor any of the Subsidiaries nor any of their respective officers, directors and controlling Persons have, directly or indirectly, (i) taken any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock to facilitate the sale of the Securities, or (ii) (A) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Securities or (B) other than as disclosed in the Registration Statement, the Prospectus and the Permitted Free Writing Prospectuses, if any, during the one hundred eighty (180) day period preceding the date of this Agreement, paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, except, in either case, pursuant to this Agreement, shares of Common Stock issued pursuant to a dividend reinvestment plan, as may have been incurred in connection with the Company’s publicly disclosed repurchase of Common Stock, or in connection with those certain distribution agency agreements, each dated February 18, 2022 or February 17, 2023, as the case may be, with each of JMP Securities LLC, Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC and UBS Securities LLC.

(aa) Neither the Company nor any of its affiliates (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or (ii) directly or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article I of the Bylaws of the Financial Industry Regulatory Authority, Inc. (“FINRA”)) any member firm of FINRA.

(bb) Any certificate signed by any officer of the Company delivered to the Representatives or to counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

(cc) As of the date of this Agreement, the Company has no plan or intention to materially alter its capital investment policy or investment allocation strategy, both as described in the General Disclosure Package and the Prospectus, and is in compliance with its stated capital investment policy and investment allocation strategy. Each of the Company and the Subsidiaries has good and marketable title to all of the properties and assets owned by them, in each case free and clear of any security interests, liens, encumbrances, equities, claims and other defects (except for any security interest, lien, encumbrance or claim that may otherwise exist under any applicable repurchase agreement), except such as do not have a Material Adverse Effect and do not interfere with the use made or proposed to be made of such property or asset by the Company or any Subsidiary, and except as described in or contemplated by the Prospectus and the General Disclosure Package. Neither the Company nor any of the Subsidiaries owns any real property, except as described in or contemplated by the Prospectus and the General Disclosure Package. Any real property and buildings held under lease by the Company or any Subsidiary are held under valid, existing and enforceable leases, with such exceptions as are disclosed in the Prospectus or are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or any Subsidiary.

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(dd) Each of the Company and the Subsidiaries have filed all federal, state and foreign income and franchise tax returns required to be filed on or prior to the date hereof (except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect) and have paid taxes shown as due thereon (or that are otherwise due and payable) (except for cases in which the failure to file or pay would not, individually or in the aggregate, have a Material Adverse Effect or except as are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles), and no tax deficiency has been determined adversely to the Company or any of the Subsidiaries which has had (nor does the Company nor any of the Subsidiaries have any notice or knowledge of any tax deficiency which would reasonably be expected to be determined adversely to the Company nor any of the Subsidiaries and which would reasonably be expected to have) a Material Adverse Effect. To the knowledge of the Company and each of the Subsidiaries, there are no tax returns of the Company or any Subsidiary that are currently being audited by federal, state or local taxing authorities or agencies which would have a Material Adverse Effect.

(ee) Each of the Company and the Subsidiaries owns or possesses adequate license or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively, “Intangibles”) necessary to entitle the Company and the Subsidiaries to conduct their respective businesses as described in the General Disclosure Package and the Prospectus, and neither the Company nor any Subsidiary has received notice of infringement of or conflict with (and neither the Company nor any Subsidiary knows of any such infringement of or conflict with) asserted rights of others with respect to any Intangibles which could have a Material Adverse Effect.

(ff) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus fairly present the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(gg) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 and 15d-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company is made known to the Company’s Chief Executive Officer and its Chief Financial Officer, and such disclosure controls and procedures are effective to perform the functions for which they were established; any significant material weaknesses in internal controls have been identified for the Company’s Chief Executive Officer and its Chief Financial Officer; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls.

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(hh) The Company and each of the Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which it is engaged. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(ii) Neither, the Company nor any Subsidiary is in violation, or has received notice of any violation with respect to, any applicable environmental, safety or similar law applicable to the business of the Company or the Subsidiaries. The Company and each of the Subsidiaries has received all permits, licenses or other approvals required of them under applicable federal and state occupational safety and health and environmental laws and regulations to conduct their respective businesses, and the Company and each of the Subsidiaries is in compliance with all terms and conditions of any such permit, license or approval, except any such violation of law or regulation, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals which could not, singly or in the aggregate, have a Material Adverse Effect.

(jj) Neither the Company nor any of the Subsidiaries has incurred any liability for any finder’s fees or similar payments in connection with the transactions herein contemplated, except as may otherwise exist with respect to the Underwriters pursuant to this Agreement.

(kk) There are no existing or threatened labor disputes with the employees of the Company or any Subsidiary which are likely to have individually or in the aggregate a Material Adverse Effect.

(ll) No relationship, direct or indirect, exists between or among the Company or any Subsidiary, on the one hand, and the directors, officers and stockholders of the Company, on the other hand, which is required by the Securities Act to be described in the Registration Statement and the Prospectus that is not so described.

(mm) The Company since January 1, 2013 has been, and upon the sale of the Securities will continue to be, organized and operated in conformity with the requirements for qualification and taxation as a “real estate investment trust” (a “REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively, the “Code”), for all taxable years commencing with its taxable year ended December 31, 2013. The proposed method of operation of the Company as described in the General Disclosure Package and the Prospectus will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code, and no actions have been taken (or not taken which are required to be taken) which would cause such qualification to be lost. The Company intends to continue to operate in a manner which would permit it to qualify as a REIT under the Code. The Company has no intention of changing its operations or engaging in activities which would cause it to fail to qualify, or make economically undesirable its continued qualification, as a REIT.

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(nn) Neither the Company nor any Subsidiary is and, after giving effect to the offering and sale of the Securities, will be required to register as an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(oo) No relationship, direct or indirect, exists between or among the Company or any Subsidiary, on the one hand, and the directors, officers, 5% stockholders or directors of the Company or any Subsidiary, on the other hand, which is required by the rules of FINRA to be described in the Registration Statement and the Prospectus which is not so described.

(pp) Neither the Company nor any Subsidiary has, directly or indirectly, including through any Subsidiary, extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company or any Subsidiary, or to or for any family member or affiliate of any director or executive officer of the Company or any Subsidiary.

(qq) Neither the Company nor any Subsidiary, nor to the Company’s knowledge, has any employee or agent of the Company or any Subsidiary, made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement or the Prospectus.

(rr) The operations of the Company and the Subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), as amended, and the applicable anti-money laundering statutes of jurisdictions where the Company and the Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(ss) (A) Neither the Company nor any of the Subsidiaries, nor any director or officer of the Company, nor, to the Company’s knowledge, any employee, agent, affiliate or representative of the Company or any of the Subsidiaries, is an individual or entity (“Covered Person”) that is, or is owned or controlled by a Covered Person that is:

(i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, His Majesty’s Treasury, the Swiss Secretariat of Economic Affairs, or other relevant sanctions authority (collectively, “Sanctions”), nor

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(ii) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Russia, Syria, the So-Called Luhansk People’s Republic, the So-Called Donetsk People’s Republic, the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine, and any other covered region of Ukraine).

(B) The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Covered Person:

(i) to fund or facilitate any activities or business of or with any Covered Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(ii) in any other manner that will result in a violation of Sanctions by any Covered Person (including any Covered Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(C) The Company and the Subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Covered Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(D) The Company and the Subsidiaries have instituted, and each maintains, policies and procedures designed to ensure each will not engage in any dealings or transactions with any Covered Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(tt) The Company is in compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder (the “Sarbanes-Oxley Act”).

(uu) Neither the Company nor any of its subsidiaries, nor any director, officer or, to the Company’s knowledge, employee thereof, nor, to the Company’s knowledge, any agent, affiliate or representative of the Company or any of them: (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) has made any direct or indirect unlawful contribution or payment to any official of, or candidate for, or any employee of, any federal, state or foreign office from corporate funds; (iii) has made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment; or (iv) is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the OECD Convention on Bribery of Foreign Public Officials in International Business Transactions, the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) or any similar law or regulation to which the Company, any of its subsidiaries, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is subject. The Company, its subsidiaries and their affiliates are each conducting, have each conducted, and will each conduct its businesses in compliance with the FCPA and any applicable similar law or regulation and has instituted and maintains policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

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(vv) The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and the Company is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Securities.

(ww) There are no securities or preferred stock of or guaranteed by the Company that are rated by a “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) in the Exchange Act.

(xx) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (A) to the knowledge of the Company, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company or its subsidiaries information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”), (B) neither the Company nor its subsidiaries have been notified of, and have no knowledge of any event or condition that would result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data and (C) the Company and its subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except for such failures as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4. Certain Covenants of the Company. The Company hereby covenants and agrees with each of the Underwriters that:

(a) The Company will prepare the Term Sheet for the Securities, containing solely a description of the final terms of the Securities and the offering thereof, in the form approved by the Representatives and attached as Schedule B hereto, and will file such term sheet pursuant to, and within the time required by, Rule 433(d).

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(b) The Company will furnish such information as may be required and otherwise will cooperate in qualifying the Securities for offering and sale under the securities or blue sky laws of such jurisdictions (both domestic and foreign) as the Representatives may designate and to maintain such qualifications in effect so long as required for the distribution of the Securities, provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Securities). The Company will promptly advise the Representatives of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(c) The Company will prepare the Prospectus in a form in compliance with Rule 430B and approved by the Underwriters and file such Prospectus with the Commission pursuant to Rule 424(b) under the Securities Act not later than 10:00 A.M. (New York City time), on or before the second Business Day following the date of this Agreement or on such other day as the parties may mutually agree and to furnish promptly (and with respect to the initial delivery of such Prospectus, not later than 10:00 A.M. (New York City time) on or before the second Business Day following the date of this Agreement or on such other day as the parties may mutually agree) to the Underwriters copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) in such quantities and at such locations as the Underwriters may reasonably request for the purposes contemplated by the Securities Act, which the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the version created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.

(d) During (a) the time in which a Prospectus relating to the Securities is required to be delivered under the Securities Act or (b) 180 days, whichever is greater, the Company will advise the Representatives immediately, confirming such advice in writing, of (i) the receipt of any comments from the Commission relating to any filing of the Company under the Securities Act or the Exchange Act, (ii) any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information with respect thereto, (iii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement, (iv) the suspension of the qualification of the Securities for offering or sale in any jurisdiction and (v) the initiation, threatening or contemplation of any proceedings for any of such purposes and, if the Commission or any other governmental agency or authority should issue any such order, the Company will make every reasonable effort to obtain the lifting or removal of such order as soon as possible. During (a) the time in which a Prospectus relating to the Securities is required to be delivered under the Securities Act or (b) 180 days, whichever is greater, the Company will advise the Representatives promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object in writing. The Company has given the Representatives notice of any filings made pursuant to the Exchange Act within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the time of purchase and, if applicable, from the time the Representatives give the Company notice of their intention to exercise the option set forth in Section 1 hereof to purchase Additional Securities to each additional time of purchase, and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object in writing.

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(e) During (a) the time in which a Prospectus relating to the Securities is required to be delivered under the Securities Act or (b) 180 days, whichever is greater, the Company will advise the Representatives promptly and, if requested by the Representatives, will confirm such advice in writing when any post-effective amendment to the Registration Statement becomes effective under the Securities Act.

(f) The Company will furnish to the Representatives, and upon request to each of the Underwriters, for a period of five years from the date of this Agreement (i) copies of any reports or other communications which the Company shall send to its stockholders or shall from time to time publish or publicly disseminate, other than routine tax reports or other regular communications of an administrative nature, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar form as may be designated by the Commission, (iii) copies of documents or reports filed with any national securities exchange on which any class of securities of the Company is listed, and (iv) such other information as the Representatives may reasonably request regarding the Company, in each case as soon as such communications, documents or information become available; provided that any materials described in clauses (i) – (iv) that are filed with the Commission and available through EDGAR shall be deemed automatically furnished without any further action by the Company.

(g) The Company will advise the Representatives promptly of the happening of any event known to the Company within the time during which a Prospectus relating to the Securities is required to be delivered under the Securities Act which would require the making of any change in the Prospectus then being used, or in the information incorporated by reference therein, so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with any law. If within the time during which a Prospectus relating to the Securities is required to be delivered under the Securities Act any event shall occur or condition shall exist which, in the reasonable opinion of the Company, the Representatives or counsel for the Underwriters, would require the making of any change in the Prospectus then being used, or in the information incorporated by reference therein, so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company will notify the Representatives and promptly prepare and furnish to the Underwriters copies of the proposed amendment or supplement before filing any such amendment or supplement with the Commission and thereafter promptly furnish, at the Company’s own expense, to the Underwriters and to dealers copies in such quantities and at such locations as the Representatives may from time to time reasonably request of an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the circumstances when it is so delivered, be misleading or so that the Prospectus will comply with the law. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or

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development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Securities or the Statutory Prospectus or any preliminary prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(h) The Company will make generally available to its stockholders as soon as practicable, and in the manner contemplated by Rule 158 of the Securities Act but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period beginning after the date upon which the Prospectus is filed pursuant to Rule 424(b) under the Securities Act that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder and will advise the Underwriters in writing when such statement has been made available.

(i) The Company will furnish to the Representatives a signed copy of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto and documents incorporated by reference therein) and such number of conformed copies of the foregoing (other than exhibits) as the Representatives may reasonably request.

(j) The Company will apply the net proceeds from the sale of the Securities in the manner set forth under the caption “Use of Proceeds” in the Prospectus.

(k) Within the time during which a Prospectus relating to the Securities is required to be delivered under the Securities Act, the Company will furnish to the Representatives, not less than two Business Days before a filing with the Commission, a copy of any document proposed to be filed pursuant to Section 13, 14 or 15(d) of the Exchange Act and during such period will file all such documents in a manner and within the time periods required by the Exchange Act.

(l) During the period beginning on the date hereof and continuing to and including 30 days after the date hereof (the “Lock-Up Period”), without the prior written consent of the Representatives, which may not be unreasonably withheld, on behalf of the Underwriters, the Company will not sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any debt securities issued or guaranteed by the Company or its subsidiaries or any securities convertible into or exchangeable or exercisable for debt securities issued or guaranteed by the Company or file or cause to be declared effective a registration statement under the Securities Act with respect to any of the foregoing.

(m) The Company will use its best efforts to cause the Securities to be listed on the NYSE within the time period specified in the Prospectus and to maintain such listing and to file with the NYSE all documents and notices required by the NYSE of companies that have securities that are listed on the NYSE. Prior to the time of purchase, the Company will cause the Securities to be registered under the Exchange Act by filing with the Commission a registration statement on Form 8-A.

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(n) The Company will maintain and keep accurate books and records reflecting its assets and maintain internal accounting controls which provide reasonable assurance that (i) transactions are executed in accordance with management’s authorization, (ii) transactions are recorded as necessary to permit the preparation of the Company’s consolidated financial statements and to maintain accountability for the assets of the Company, (iii) access to the assets of the Company is permitted only in accordance with management’s authorization and (iv) the recorded accounts of the assets of the Company are compared with existing assets at reasonable intervals.

(o) The Company will maintain, at its expense, a trustee, registrar and paying agent for the Securities.

(p) The Company will pay all expenses, fees and taxes (other than any fees and disbursements of counsel for the Underwriters, except as set forth under Section 5 hereof or (v), (vii) and (xi) below) in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, any Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the issuance, sale and delivery of the Securities by the Company, (iii) any fees charged by rating agencies for rating the securities, if any, (iv) the word processing and/or printing of this Agreement, any dealer agreements, and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (v) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, except that the lodging, airfare (except if the Company charters a flight in which case employees of the Underwriters ride on such charter without charge), and incidental expenses of employees of the Underwriters shall be the responsibility of the Underwriters, (vi) the qualification of the Securities for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the legal fees and filing fees and other disbursements of counsel to the Underwriters) and the preparation, printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (vii) any listing of the Securities on the NYSE and any registration of the Securities under the Exchange Act and the approval for book-entry transfer by DTC, (viii) the filing, if any, for review of the public offering of the Securities by FINRA, (ix) the performance of the Company’s other obligations hereunder, (x) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (xi) the reasonable fees and disbursements of counsel for the Underwriters in an amount not to exceed $150,000 in connection with the offering, and (xii) the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the first paragraph of Section 3(d).

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(q) The Company will assist the Underwriters in arranging for the Securities to be eligible for clearance and settlement through DTC.

(r) The Company will not and will cause the Subsidiaries not to (i) take, directly or indirectly, prior to the termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Securities, (ii) prior to the termination of the underwriting syndicate contemplated by this Agreement, sell, bid for, purchase or pay any Person (other than as contemplated by the provisions hereof) any compensation for soliciting purchases of the Securities or (iii) prior to the expiration of the Lock-Up Period or any applicable waiver thereof granted after the date hereof, pay or agree to pay to any Person any compensation for soliciting any order to purchase any other securities of the Company, excluding any such compensation relating to the Company’s existing equity incentive plan, in each case, other than permitted activity pursuant to Regulation M under the Exchange Act or Rule 10b-18 under the Exchange Act.

(s) The Company will not invest in futures contracts, options on futures contracts or options on commodities unless the Company is exempt from the registration requirements of the Commodity Exchange Act, as amended, or otherwise complies with the Commodity Exchange Act, as amended. In addition, the Company will not engage in any activities which might be subject to the Commodity Exchange Act, as amended, unless such activities are exempt from that Act or otherwise comply with that Act or with an applicable no-action letter to the Company from the Commodities Futures Trading Commission.

(t) The Company will comply with all of the provisions of any undertakings in the Registration Statement.

(u) The Company is organized and operated in conformity with the requirements for qualification and taxation of the Company as a REIT under the Code, and the Company’s proposed methods of operation will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code for subsequent taxable years.

(v) The Company will not be or become, and will cause each of the Subsidiaries not to be or become, at any time prior to the expiration of three years after the date of the Agreement, required to register as an “investment company,” as such term is defined in the Investment Company Act.

(w) The Company has retained the Accountants as its qualified accountants and qualified tax experts (i) to test procedures and conduct annual compliance reviews designed to determine compliance with the REIT provisions of the Code and (ii) to otherwise assist the Company in monitoring appropriate accounting systems and procedures designed to determine compliance with the REIT provisions of the Code.

(x) The Company will comply with all requirements imposed upon it by the Securities Act, the Exchange Act and the Trust Indenture Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Securities as contemplated by the provisions hereof and the Prospectus.

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(y) The Company will maintain such controls and other procedures, including, without limitation, those required by Sections 302 and 906 of the Sarbanes-Oxley Act, and the applicable regulations thereunder that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its Chief Executive Officer and Chief Financial Officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure and to ensure that material information relating to the Company is made known to them by others within those entities, particularly during the period in which such periodic reports are being prepared.

(z) The Company will comply with all effective applicable provisions of the Sarbanes-Oxley Act.

(aa) The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission or, in the case of the Company, whether or not required to be filed with the Commission; provided, however, that prior to the preparation of the Prospectus in accordance with Section 4(c), the Underwriters are authorized to use the information with respect to the final terms of the Securities in communications conveying information relating to the offering to investors, including the Term Sheet. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

(bb) If the third anniversary of the initial effective date of the Registration Statement occurs before all the Securities have been sold by the Underwriters, prior to the third anniversary to file a new shelf registration statement and to take any other action necessary to permit the public offering of the Securities to continue without interruption; references herein to the Registration Statement shall include the new registration statement declared effective by, or automatically effective upon filing with, the Commission; provided, however, for the avoidance of doubt, this subsection (bb) shall not apply unless the Representatives notifies the Company that not all of the Securities have been sold by the Underwriters at least sixty (60) days prior to the third anniversary of the initial effective date of the Registration Statement.

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5. Reimbursement of Underwriters’ Expenses. If the Securities are not delivered for any reason other than the termination of this Agreement pursuant to the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall, in addition to paying the amounts described in Section 4(p) hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including the fees and disbursements of their counsel.

6. Conditions of Underwriter’s Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof, at the Applicable Time and at the time of purchase (and the several obligations of the Underwriters at each additional time of purchase are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof, at the Applicable Time and at the time of purchase (unless previously waived) and at each additional time of purchase, as the case may be), the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) The Company shall furnish to the Representatives, at the time of purchase and at each additional time of purchase, as the case may be, opinions of (i) Hunton Andrews Kurth LLP, special and tax counsel for the Company, (ii) Venable LLP, Maryland counsel for the Company and (iii) the Chief Legal Officer and Corporate Secretary for the Company, addressed to the Underwriters, and dated the time of purchase or each additional time of purchase, as the case may be, and in form satisfactory to Ropes & Gray LLP, counsel for the Underwriters.

(b) The Representatives shall have received from the Accountants, letters dated, respectively, the date of this Agreement and the time of purchase and each additional time of purchase, as the case may be, and addressed to the Underwriters in the forms heretofore approved by the Representatives relating to the financial statements, including any pro forma financial statements of the Company and such other matters customarily covered by comfort letters issued in connection with a registered public offering.

In the event that the letters referred to above set forth any such changes, decreases or increases, it shall be a further condition to the obligations of the Underwriters that (i) such letters shall be accompanied by a written explanation of the Company as to the significance thereof, unless the Representatives deems such explanation unnecessary, and (ii) such changes, decreases or increases do not, in the sole judgment of the Representatives, make it impractical or inadvisable to proceed with the purchase and delivery of the Securities as contemplated by the Registration Statement and the Prospectus.

(c) The Representatives shall have received at the time of purchase and at each additional time of purchase, as the case may be, an opinion of Ropes & Gray LLP, counsel for the Underwriters, dated the time of purchase or each additional time of purchase, as the case may be, in form and substance satisfactory to the Representatives.

(d) No amendment or supplement to the Registration Statement or the Prospectus, including the documents deemed to be incorporated by reference therein, or Issuer Free Writing Prospectus shall be filed to which the Underwriters object in writing.

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(e) Prior to the time of purchase or each additional time of purchase, as the case may be, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings initiated under Section 8(d) or 8(e) of the Securities Act; (ii) the Registration Statement and all amendments thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus and all amendments or supplements thereto, or modifications thereof, if any, and the General Disclosure Package shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(f) All filings with the Commission required by Rule 424 under the Securities Act to have been filed by the time of purchase or each additional time of purchase, as the case may be, shall have been made within the applicable time period prescribed for such filing by Rule 424 (without reliance on Rule 424(b)(8)). A prospectus containing the Rule 430B Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430B).

(g) Between the time of execution of this Agreement and the time of purchase or each additional time of purchase, as the case may be, (i) no material and unfavorable change, financial or otherwise (other than as referred to in the Registration Statement, and the Prospectus and the General Disclosure Package, in each case as of the Applicable Time), in the business, condition, net worth or prospects of the Company and the Subsidiaries, taken as a whole, shall occur or become known and (ii) no transaction which is material and unfavorable to the Company or any of the Subsidiaries, taken as a whole, shall have been entered into by the Company or any Subsidiary.

(h) The Company will, at the time of purchase or each additional time of purchase, as the case may be, deliver to the Representatives a certificate of two of its executive officers to the effect that the representations and warranties of the Company as set forth in this Agreement are true and correct as of each such date, that the Company shall perform such of its obligations under this Agreement as are to be performed at or before the time of purchase and at or before each additional time of purchase, as the case may be, and that the conditions set forth in subsections (e) and (g) of this Section 6 have been met.

(i) The Company shall have furnished to the Representatives such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus as of the time of purchase and each additional time of purchase, as the case may be, as the Representatives may reasonably request.

(j) The Securities shall have been approved for listing on the NYSE, subject only to official notice of issuance.

(k) FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

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(l) Between the time of execution of this Agreement and the time of purchase or each additional time of purchase, as the case may be, there shall not have occurred any downgrading, nor shall any notice or announcement have been given or made of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company by any “nationally recognized statistical rating organization,” as that term is defined under Section 3(a)(62) of the Exchange Act.

(m) Prior to the time of purchase, the Company shall have filed with the Commission a registration statement on Form 8-A covering the registration of the Securities.

7. Termination. The obligations of the Underwriters hereunder shall be subject to termination in the absolute discretion of the Representatives, at any time prior to the time of purchase or, if applicable, each additional time of purchase, (i) if any of the conditions specified in Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, (ii) if any material adverse and unfavorable change occurs (financial or otherwise), or any development involving a material adverse and unfavorable change occurs (financial or otherwise) (in each case, other than as disclosed in, or incorporated by reference into, the Registration Statement, the General Disclosure Package, and the Prospectus as of the Applicable Time (exclusive of any supplement thereto)), in the operations, business, net worth, condition or prospects of the Company and the Subsidiaries, taken as a whole, or a material change in management of the Company occurs, whether or not arising in the ordinary course of business, which would, in the sole judgment of the Representatives, make it impracticable to market the Securities, (iii) if (a) the United States shall have declared war in accordance with its constitutional processes or there has occurred an outbreak or escalation of hostilities or other national or international calamity or crisis or change or development in economic, political or other conditions the effect of which on, or (b) any material adverse change in the financial markets of the United States or the international financial markets is such as to make it, in the sole judgment of the Representatives, impracticable or inadvisable to market the Securities or enforce contracts for the sale of the Securities, (iv) if trading in any securities of the Company has been suspended or materially limited by the Commission or by the NYSE, or if trading generally on the NYSE, the NYSE American LLC or the Nasdaq Global Market has been suspended, materially limited, (including an automatic halt in trading pursuant to market-decline triggers other than those in which solely program trading is temporarily halted), or limitations on or minimum prices for trading (other than limitations on hours or numbers of days of trading) shall have been fixed, or maximum ranges for prices for securities have been required, by such exchange or FINRA or Nasdaq or by order of the Commission or any other governmental authority, (v) if a banking moratorium shall have been declared by New York or United States authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (vi) if there shall have occurred any downgrading, or any notice or announcement shall have been given or made of (a) any intended or potential downgrading or (b) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any “nationally recognized statistical rating organization,” as that term is defined under Section 3(a)(62) of the Exchange Act, (vii) if any federal or state statute, regulation, rule or order of any court or other governmental authority has been enacted, published, decreed or otherwise promulgated which, in the reasonable opinion of the Representatives, materially adversely affects or will materially adversely affect the business or operations of the Company, or (viii) if any action has been taken by any federal, state or local government or agency in respect of its monetary or fiscal affairs which, in the reasonable opinion of the Representatives, has a material adverse effect on the securities markets in the United States.

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If the Representatives elects to terminate this Agreement as provided in this Section 7, the Company and each other Underwriter shall be notified promptly by telephone, which shall be promptly confirmed by facsimile.

If the sale to the Underwriters of the Securities, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 3, 4(p), 5, 9 and 10 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Sections 9 and 10 hereof) or to one another hereunder.

8. Increase in Underwriters’ Commitments. If any Underwriter shall default in its obligation under this Agreement to take up and pay for the Securities to be purchased by it under this Agreement (otherwise than for reasons sufficient to justify the termination of this Agreement under the provisions of Section 7 hereof), the Representatives shall have the right, within 36 hours after such default, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Securities which such Underwriter shall have agreed but failed to take up and pay for (the “Defaulted Securities”). Absent the completion of such arrangements within such 36-hour period, (i) if the total amount of Defaulted Securities does not exceed 10% of the total amount of Securities to be purchased at the time of purchase or each additional time of purchase, as the case may be, each non-defaulting Underwriter shall take up and pay for (in addition to the amount of Securities agreed to be purchased by all such defaulting Underwriters in such amount or amounts as the Representatives may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Securities shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate principal amount of Firm Securities set opposite the names of such non-defaulting Underwriters in Schedule A; and (ii) if the total amount of Defaulted Securities exceeds 10% of such total amount of Securities to be purchased at the time of purchase or each additional time of purchase, as the case may be, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five (5) Business Day period from the date of default for the purchase of such Defaulted Securities, the Representatives may terminate this Agreement by notice to the Company, without liability of any party to any other party except that the provisions of Sections 3, 4(p), 5, 9 and 10 shall at all times be effective and shall survive such termination. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that they will not sell any Securities hereunder unless all of the Securities are purchased by the Underwriters (or by substituted Underwriters selected by the Representatives with the approval of the Company or selected by the Company with the approval of the Representatives).

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If a new Underwriter or Underwriters are substituted for a defaulting Underwriter or Underwriters in accordance with the foregoing provisions, the Company or the Representatives shall have the right to postpone the time of purchase or each additional time of purchase, as the case may be, for a period not exceeding seven Business Days from the date of substitution in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.

The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in Schedule A hereto.

9. Indemnification.

(a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless the Underwriters, their respective affiliates, as such term is defined in Rule 501-(b) under the Securities Act (each, an “Affiliate”) and each person, if any, who controls each Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, any Issuer Free Writing Prospectus, including the Term Sheet, General Disclosure Package or the Prospectus (or any amendment or supplement thereto or any documents deemed to be incorporated by reference therein), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 9(d) below) any such settlement is effected with the written consent of the Company; and

(iii) against, any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

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provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or any preliminary prospectus, any Issuer Free Writing Prospectus, including the Term Sheet, General Disclosure Package or the Prospectus (or any amendment or supplement thereto or any documents deemed to be incorporated by reference therein), it being understood and agreed that the only such information furnished by the Underwriters consists of the information described as such in subsection (b) below.

(b) Indemnification of the Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information or any preliminary prospectus, any Issuer Free Writing Prospectus, including the Term Sheet, General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus: the information in the fourth and the tenth paragraphs under the caption “Underwriting”.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 9(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 9(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 9 or Section 10 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

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(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 9(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

10. Contribution. If the indemnification provided for in Section 9 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, relative to the total compensation received by the Underwriters from the sale of Securities on behalf of the Underwriters.

The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 10. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 10 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

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Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 10, the person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the Underwriters’ Affiliates shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

11. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to Morgan Stanley & Co. LLC, 1585 Broadway, New York, NY 10036, Attn: Investment Banking Division; RBC Capital Markets, LLC, 200 Vesey Street, 8th Floor, New York, New York 10281, Attn: DCM Transaction Management/Scott Primrose (telephone: 212-618-7706) (email: TMGUS@rbccm.com); UBS Securities LLC, 1285 Avenue of the Americas, New York, New York 10019, Attn: Fixed Income Syndicate; Wells Fargo Securities, LLC, 550 South Tryon Street, 5th Floor, Charlotte, NC 28202, Attn: Transaction Management (email: tmgcapitalmarkets@wellsfargo.com); Keefe, Bruyette & Woods, Inc., 787 Seventh Avenue, 4th Floor, New York, New York 10019, Attn: Capital Markets and Piper Sandler & Co, 1251 Avenue of the Americas, 6th Floor, New York, New York 10020, Attn: Debt Capital Markets, with a copy to Piper Sandler General Counsel: 1251 Avenue of the Americas, 6th Floor, New York, New York 10020 (email: LegalCapMarkets@psc.com); with a copy for information purposes to Paul Tropp, Esq. at Ropes & Gray LLP, 1211 Avenue of the Americas, New York, New York 10036 and if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 630 Fifth Avenue, Suite 2400, New York, New York 10111, Attn: Miyun Sung, Esq. with a copy for information purposes to Robert K. Smith, Esq. at Hunton Andrews Kurth LLP, 2200 Pennsylvania Avenue, NW, Washington, DC 20037.

12. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

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(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) For purposes of this Section 12, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

13. USA PATRIOT Act. In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended, the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

14. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (a “Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

15. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the non-exclusive jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against the Representatives or any indemnified party. EACH OF THE REPRESENTATIVES AND THE COMPANY (ON ITS BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS AND AFFILIATES) WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) IN ANY WAY ARISING OUT OF OR RELATING TO THIS AGREEMENT. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

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16. Parties At Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company and to the extent provided in Section 9 and 10 hereof the controlling Persons, Affiliates, directors and officers referred to in such Section, and their respective successors, assigns, heirs, pursuant representatives and executors and administrators. No other Person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

17. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the purchase price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

18. Tax Disclosure. Notwithstanding any other provision of this Agreement, immediately upon commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure. For purposes of the foregoing, the term “tax treatment” is the purported or claimed federal income tax treatment of the transactions contemplated hereby, and the term “tax structure” includes any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transactions contemplated hereby.

19. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company, and (ii) delivery of and payment for the Securities.

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20. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company and the Underwriters, or any of them, with respect to the subject matter hereof

21. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties. Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this Agreement. Transmission by telecopy, electronic mail or other transmission method of an executed counterpart of this Agreement will constitute due and sufficient delivery of such counterpart.

22. Successors and Assigns. This Agreement shall be binding upon the Underwriters and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s and any of the Underwriters’ respective businesses and/or assets.

23. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

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If the foregoing correctly sets forth the understanding among the Company and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Company and the Underwriters, severally.

Very truly yours,

CHIMERA INVESTMENT CORPORATION

By:	/s/Subramaniam Viswanathan
	Name:	Subramaniam Viswanathan
	Title:	Chief Financial Officer

Accepted and agreed to as of the date

first above written, on behalf of themselves and the other

Underwriters named in Schedule A.

MORGAN STANLEY & CO. LLC

By:	/s/ Hector Vazquez
Name: Hector Vazquez
Title: Executive Director

RBC CAPITAL MARKETS, LLC

By:	/s/ Saurabh Monga
Name: Saurabh Monga
Title: Managing Director

UBS SECURITIES LLC

By:	/s/ Dominic Hills
Name: Dominic Hills
Title: Associate Director

By:	/s/ John Sciales
Name: John Sciales
Title: Director

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Managing Director

KEEFE, BRUYETTE & WOODS, INC.

By:	/s/ Edward B. Conway
Name: Edward B. Conway
Title: Managing Director

PIPER SANDLER & CO.

By:	/s/ Thomas S. Howland
Name: Thomas S. Howland
Title: Managing Director